Exhibit 5.2

July 25, 2025

EQT Corporation

EQT Plaza

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222-3111

Re:	EQT Corporation’s Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to EQT Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the proposed offer by the Company to exchange (the “Exchange Offers”) up to (i) $495,925,000 aggregate principal amount of the Company’s 7.500% Senior Notes due 2027 (the “Registered 7.500% 2027 Notes”), (ii) $344,921,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2027 (the “Registered 6.500% 2027 Notes”), (iii) $45,225,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2028 (the “Registered 2028 Notes”), (iv) $734,583,000 aggregate principal amount of the Company’s 4.50% Senior Notes due 2029 (the “Registered 4.50% 2029 Notes”), (v) $596,725,000 aggregate principal amount of the Company’s 6.375% Senior Notes due 2029 (the “Registered 6.375% 2029 Notes”), (vi) $494,086,000 aggregate principal amount of the Company’s 7.500% Senior Notes due 2030 (the “Registered 2030 Notes”), (vii) $1,090,218,000 aggregate principal amount of the Company’s 4.75% Senior Notes due 2031 (the “Registered 2031 Notes”), and (viii) $67,196,000 aggregate principal amount of the Company’s 6.500% Senior Notes due 2048 (the “Registered 2048 Notes” and, together with the Registered 7.500% 2027 Notes, the Registered 6.500% 2027 Notes, the Registered 2028 Notes, the Registered 4.50% 2029 Notes, the Registered 6.375% 2029 Notes, the Registered 2030 Notes, the Registered 2031 Notes, and the Registered 2048 Notes, the “Registered Notes”), which will be registered under the Act, for a like principal amount of the senior notes of each series listed on Schedule I hereto (collectively, the “Restricted Notes”).

Each series of the Restricted Notes have been, and the Registered Notes will be, issued pursuant to an Indenture, dated as of March 18, 2008, as supplemented by a Second Supplemental Indenture, dated as of June 30, 2008, in each case, between the Company (or its predecessor) and The Bank of New York Mellon (formerly known as The Bank of New York) (the “Trustee”), as trustee (together, the “Base Indenture”), and as further supplemented by the supplemental indenture set forth opposite such series of Registered Notes on Schedule II hereto (each such supplemental indenture, the “Registered Note Supplemental Indenture” and, collectively, the “Registered Note Supplemental Indentures”). Each Registered Note Supplemental Indenture with respect to a subject series of Registered Notes, together with the Base Indenture, is referred to herein individually as an “Registered Notes Indenture” and, collectively with each and every other Registered Notes Indenture (in each case, relating to a different series of Registered Notes), as the “Indentures.”

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Articles of Incorporation of the Company (amended through July 18, 2024), (ii) the Amended and Restated Bylaws of the Company (amended through April 16, 2025), (iii) resolutions of the board of directors of the Company that relate to the Registration Statement and the Exchange Offers, (iv) a certificate, dated June 4, 2025, from the Secretary of the Commonwealth of Pennsylvania as to the subsistence of the Company, and a bring-down letter relating thereto dated July 25, 2025 (together, the “Good Standing Certificate”), (v) a certificate of an officer of the Company, dated the date hereof, (vi) the Registration Statement, the prospectus included therein (the “Prospectus”), (vii) the Indentures, (viii) the forms of Registered Notes, and (iv) such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

Morgan, Lewis & Bockius llp

One Oxford Centre
Thirty-Second Floor
Pittsburgh, PA 15219-6401	+1.412.560.3300
United States	+1.412.560.7001

EQT Corporation

July 25, 2025

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Based upon the foregoing, we are of the opinion that:

1.	The Company is a corporation validly existing and presently subsisting under the laws of the Commonwealth of Pennsylvania.

2.	The Company has all requisite corporate power and authority to execute and deliver the Registered Notes in accordance with the provisions of the applicable Indenture.

3.	The Company has taken all necessary corporate action to authorize the execution and delivery of the Registered Notes in accordance with the provisions of the applicable Indenture and to perform its obligations thereunder.

The opinions set forth above are subject to the following limitations, exceptions, qualifications, and assumptions:

1.	The opinion expressed in paragraph 1 above as to the Company’s valid existence and subsistence as a corporation in Pennsylvania is based solely on the Good Standing Certificate, to the effect the Company is duly registered as a Pennsylvania Business Corporation under the laws of the Commonwealth of Pennsylvania and remains subsisting as far as the records of such office show as of the date thereof.

2.	The opinions expressed herein are limited solely to the laws of the Commonwealth of Pennsylvania and we express no opinion with respect to the laws of any other state or jurisdiction. Furthermore, we express no opinion on any matter covered by the “blue sky” or securities laws of any state or foreign jurisdiction.

3.	We express no opinion with respect to the validity, binding effect, or enforceability of the Registered Notes.

4.	We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Registration Statement to be filed with the Commission (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. Kirkland & Ellis LLP, counsel to the Company, may rely upon this opinion with respect to matters set forth herein that are governed by Pennsylvania law for purposes of its opinion in connection with the Indentures and the Registered Notes. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to any other matter or matters.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Schedule I

Aggregate Principal Amount	Title of Series of Outstanding Restricted Notes
$495,925,000	7.500% Senior Notes due 2027
$344,921,000	6.500% Senior Notes due 2027
$45,225,000	5.500% Senior Notes due 2028
$734,583,000	4.50% Senior Notes due 2029
$596,725,000	6.375% Senior Notes due 2029
$494,086,000	7.500% Senior Notes due 2030
$1,090,218,000	4.75% Senior Notes due 2031
$67,196,000	6.500% Senior Notes due 2048

Schedule II

Supplemental Indenture	Title of Series of Registered Notes
Eighteenth Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	7.500% Senior Notes due 2027
Nineteenth Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	6.500% Senior Notes due 2027
Twentieth Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	5.500% Senior Notes due 2028
Twenty-First Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	4.50% Senior Notes due 2029
Twenty-Second Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	6.375% Senior Notes due 2029
Twenty-Third Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	7.500% Senior Notes due 2030
Twenty-Fourth Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	4.75% Senior Notes due 2031
Twenty-Fifth Supplemental Indenture, dated as of April 2, 2025, between the Company (or its predecessor) and The Bank of New York Mellon	6.500% Senior Notes due 2048